Exhibit 99.1

AMENDED AND RESTATED

EMPLOYMENT AND CHANGE

OF CONTROL AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AND CHANGE OF CONTROL AGREEMENT (this “Agreement”) is made and entered by and among NewBridge Bancorp, a North Carolina corporation (“Bancorp”), NewBridge Bank, a North Carolina commercial bank (the “Bank”) (Bancorp and the Bank are collectively referred to as the “Employer”), and Pressley A. Ridgill (“Executive”) to be effective as of 12:00:01 o’clock, a.m., on September 23, 2015 (the “Effective Date”).

BACKGROUND

WHEREAS, the expertise and experience of Executive and Executive’s relationships and reputation in the financial institutions industry are extremely valuable to the Employer; and

WHEREAS, it is in the best interests of the Employer to maintain an experienced and sound executive management team to manage the Employer and to further the Employer’s overall strategies to protect and enhance the value of its shareholders’ investments; and

WHEREAS, the Employer and Executive desire to amend and restate the Amended and Restated Employment and Change of Control Agreement, dated September 1, 2014, between them (the “Prior Agreement”) as of the Effective Date in order to establish the scope, terms and conditions of Executive’s continued employment by the Employer.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Effective Date. The effective time and date of this Agreement shall be deemed to be the Effective Date.

2.           Definitions. The following defined terms are defined in the referenced Sections of this Agreement.

Term	Section
Accrued Obligations	Section 8(a)(i)(A)
ADA Act	Section 7(a)
Base Salary	Section 6(a)
Bancorp	Preamble
Bancorp Board	Section 3
Bank	Preamble
Bank Board	Section 3
Bank Group	Section 12(a)
Benefit Plans	Section 6(c)

Business	Section 12(a)
Cause	Section 7(b)
Change in Effective Control	Section 9(b)(i)
Change of Asset Ownership	Section 9(b)(ii)
Change of Control	Section 9(b)
Change of Control Termination	Section 9(a)
Change of Control Termination Date	Section 9(a)
Change of Ownership	Section 9(b)(iii)
COBRA	Section 8(a)(ii)
COBRA Reimbursement	Section 8(a)(ii)
Code	Section 4
Confidential Information	Section 16(a)(vi)
Continuing Period	Section 9(c)(iii)
Commissioner	Section 14(d)
Date of Termination	Section 7(g)
Disability	Section 7(a)
Disability Effective Date	Section 7(a)
Effective Date	Preamble
Employer	Preamble
Employment Period	Section 4
Excess Payments	Section 9(c)(vii)
Executive	Preamble
FDIC	Section 14(d)
Good Reason	Section 7(c)
Group	Section 9(b)(i)
Initial Term	Section 4
ISOs	Section 8(b)
Notice of Termination	Section 7(f)
NSOs	Section 8(b)
Other Benefits	Section 8(b)
Person	Section 9(b)(i)
Prior Agreement	Preamble
Prorated Bonus	Section 8(a)(i)(C)
Remaining Employment Period	Section 8(a)(i)(B)
Restricted Period	Section 12(a)
Rules	Section 12(e)
Section 409A	Section 4
Tax Adviser	Section 9(c)(vi)
Terminate	Section 4
Termination Without Cause	Section 7(d)
Territory	Section 12(a)
Trade Secrets	Section 16(a)(v)
Voluntary Termination	Section 7(e)
Welfare Benefit Plans	Section 6(d)

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3.           Employment. At the Effective Date, Executive shall remain employed as the President and Chief Executive Officer of Bancorp and the Bank. Executive’s responsibilities, duties, prerogatives and authority in such executive offices, and the clerical, administrative and other support staff and office facilities provided to Executive, shall be those customary for persons holding such executive offices of institutions that are a part of the financial institutions industry. In Executive’s capacity as President and Chief Executive Officer of Bancorp, Executive shall report directly to the Board of Directors of Bancorp (the “Bancorp Board”). In Executive’s capacity as President and Chief Executive Officer of the Bank, Executive shall report directly to the Board of Directors of the Bank (the “Bank Board”).

4.           Employment Period. Unless earlier Terminated in accordance with Sections 7 or 9 hereof, the term of this Agreement and Executive’s employment hereunder shall be for three (3) years beginning as of September 1, 2014 (the “Initial Term”); provided, however, that on each anniversary of the Effective Date, the term of this Agreement and Executive’s employment hereunder shall be extended by an additional one (1) year (the Initial Term and all such extensions being the “Employment Period”); provided further, however, that upon written notice of non-extension given in accordance with Section 17(i) of this Agreement and no less than 90 days prior to an anniversary of the Effective Date, either the Employer or Executive may cause such extension provision to be deemed rescinded as of the day immediately prior to such anniversary. For purposes of this Agreement, “Terminate” (and variations and derivatives thereof) shall mean, when used in connection with a cessation of employment, that Executive has incurred a separation from service as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance and regulations issued thereunder (“Section 409A”).

5.           Extent of Service. During the Employment Period, and excluding any periods of vacation, sick or other leave to which Executive is entitled under this Agreement, Executive agrees to devote reasonable attention and time to the business and affairs of the Employer commensurate with Executive’s offices, and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive’s reasonable best efforts to perform faithfully and efficiently Executive’s responsibilities and duties under this Agreement. Nothing in this Agreement is intended or should be construed as prohibiting Executive from engaging in charitable, trade association, professional licensing or civic activities, or from managing Executive’s personal investments or affairs.

6.           Compensation and Benefits.

(a)           Base Salary. During the Employment Period, the Employer will pay to Executive a base salary for services rendered at the rate of at least $566,500.00 per year (“Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time. In accordance with the policies and procedures of the Bank Board, the Employer shall review Executive’s total compensation at least annually and in its sole discretion may adjust Executive’s total compensation from year to year, but during the Employment Period the Employer may not decrease Executive’s Base Salary below $566,500.00; provided further, however, that periodic increases in Base Salary, once granted, shall not be subject to revocation or reduction. The annual review of Executive’s total compensation will consider, among other things, changes in the cost of living, Executive’s own performance and Bancorp’s consolidated performance.

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(b)           Incentive Plans. During the Employment Period, Executive shall be entitled (i) to participate in all executive management annual incentive compensation plans of the Employer, and any successor or substitute plans; (ii) to participate in all long-term incentive compensation plans of the Employer, and any successor or substitute plans; and, (iii) to participate in all stock option, stock grant, stock unit, and/or performance unit plans and similar plans of the Employer, and any successor or substitute plans, in each of the foregoing cases in at least as favorable a manner as any participant who is a member of the senior executive management of the Employer.

(c)           Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all savings, pension and retirement plans (including deferred compensation and supplemental retirement plans), practices, policies and programs applicable generally to senior executive employees of the Employer (the “Benefit Plans”), and on at least as favorable a basis as any other participant who is a member of the senior executive management of the Employer to the extent consistent with applicable law and the terms of the applicable Benefit Plans.

(d)           Welfare Benefit Plans. During the Employment Period, Executive and/or Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Employer (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) (“Welfare Benefit Plans”) to the extent applicable generally to senior executive employees of the Employer.

(e)           Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Employer to the extent applicable generally to other senior executive employees of the Employer. The expenses eligible for reimbursement under this Section 6(e) in any year shall not affect any expenses eligible for reimbursement or in-kind benefits in any other year. Executive’s rights under this Section 6(e) are not subject to liquidation or exchange for any other benefit.

(f)           Fringe and Similar Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Employer in effect for its senior executive employees and on at least as favorable basis as any other member of senior management to the extent consistent with applicable law and the terms of the applicable plan, practice, program or policy. In addition, Executive shall be entitled to an annual automobile allowance payment of $15,000 in compliance with the applicable Employer policies.

(g)           Vacation, Sick and Other Leave. During the Employment Period, Executive shall be entitled annually to a minimum of 37 business days of paid vacation and shall be entitled to those number of business days of paid disability, sick and other leave specified in the employment policies of the Employer. In addition, Executive shall receive up to five (5) business days of paid leave to attend continuing education programs in order to maintain Executive’s status as a certified public accountant and as a certified financial planner.

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7.           Termination of Employment (Other Than In Connection With A Change Of Control).

(a)           Death or Disability. Executive’s employment with the Employer shall Terminate automatically upon Executive’s death during the Employment Period. If the Employer determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with Sections 7(f) and 17(i) of this Agreement of its intention to Terminate Executive’s employment. In such event, Executive’s employment with the Employer shall Terminate effective on the 45th day after receipt of such written notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean Executive’s inability to perform the essential functions of Executive’s employment due to illness, injury or any mental or physical impairment, which inability cannot be remedied by any reasonable accommodation the Employer may be required to provide Executive under the Americans With Disabilities Act, 42 U.S.C. 1210 et seq. (the “ADA Act”), for a period of 90 consecutive business days or a total of 180 non-consecutive business days in a single 12 month period, subject to (i) the Employer’s obligations, and Executive’s rights, under (A) the ADA Act and (B) the Family and Medical Leave Act, 29 U. S.C. §§ 2601 et seq. (and the regulations promulgated under the foregoing Acts), and (ii) the exclusion from such business day calculation of any business days constituting vacation, sick or leave days under Section 6(g) and any other business days which an employee is permitted to be absent under the disability, sick or other leave policies of the Employer.

(b)           Cause. The Employer may Terminate Executive’s employment with the Employer for Cause. For purposes of this Agreement, “Cause” shall mean:

(i)	the willful and continued failure of Executive to perform substantially Executive’s duties with the Employer, other than any such failure resulting from Disability, after a written demand for substantial performance is delivered to Executive jointly by the Bancorp Board and the Bank Board which specifically identifies the manner in which the Bancorp Board and the Bank Board believe that Executive has not substantially performed Executive’s duties;

(ii)	the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Employer;

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(iii)	continued insubordination with respect to directives of either the Bancorp Board or the Bank Board after receipt of a written warning from the Bancorp Board or the Bank Board, as applicable, with respect thereto; or

(iv)	a willful act by Executive which constitutes a material breach of Executive’s fiduciary duty to the Employer which is intended by Executive to injure the reputation or business of the Employer.

For purposes of this provision, no act or failure to act on the part of Executive shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Employer. Any act, or failure to act, based upon authority given pursuant to resolutions duly adopted by the Bancorp Board or the Bank Board or based upon the advice of counsel for the Employer shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Employer and to not constitute insubordination.

(c)           Good Reason. Executive may Terminate Executive’s employment with the Employer for Good Reason. For purposes of this Agreement, “Good Reason” shall mean: (i)(A) a material diminution in Executive’s authority, duties, or responsibilities; (B) a material change in the geographic location at which Executive must perform the services to be performed by Executive pursuant to this Agreement; or (C) any other action or inaction that constitutes a material breach by the Employer of this Agreement; or (ii) the failure to occur of the Succession Event as and when provided in Section 3(b); provided, however, that Executive must provide notice to the Employer of the condition Executive contends is Good Reason within 30 days of the initial existence of the condition, and the Employer must have a period of at least 30 days to remedy the condition. If the condition is not remedied, Executive must provide a Notice of Termination as provided in Sections 7(f) and 17(i) of this Agreement within 30 days following the end of the Employer’s remedy period. Notwithstanding anything in this Section 7(c) to the contrary, no event shall constitute Good Reason unless such event would qualify as Good Reason under Section 409A.

(d)           Without Cause. The Employer may Terminate Executive’s employment without Cause by giving Executive a Notice of Termination at least 90 days in advance of the date of such Termination (“Termination Without Cause”). The Employer may choose to make the Date of Termination a day prior to the end of such 90-day period, but if it does so, it will continue to pay Executive’s Base Salary for the full 90-day period (such payments to not be in substitution or as a reduction of any other payment or obligation of the Employer to Executive under this Agreement).

(e)           Retirement or Resignation. Executive may voluntarily retire or resign upon giving notice as provided in Sections 7(f) and 17(i) and thereby Terminate Executive’s employment with the Employer (a “Voluntary Termination”).

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(f)           Notice of Termination. Any Termination (other than for death) shall be communicated by a Notice of Termination given in accordance with Section 17(i) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the Date of Termination. The failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause, or Good Reason shall not waive any right of Executive or the Employer hereunder or preclude Executive or the Employer from asserting such fact or circumstance in enforcing Executive’s or the Employer’s rights hereunder.

(g)           Date of Termination. “Date of Termination” means (i) if Executive’s employment is Terminated by the Employer for Cause, the date of receipt of the Employer’s Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive’s employment is Terminated by Executive for Good Reason or as a Voluntary Termination, the date of receipt of Executive’s Notice of Termination, (iii) if Executive’s employment is Terminated Without Cause, the 91st day following the date of receipt of the Employer’s Notice of Termination, and (iv) if Executive’s employment is Terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

8.             Obligations of the Employer Upon Termination (Other Than In Connection With A Change Of Control). The provisions of this Section 8 apply only to Terminations that are not in connection with a Change of Control.

(a)           Termination Without Cause or for Good Reason. If, during the Employment Period, the Employer shall Terminate Executive’s employment Without Cause or the Executive shall Terminate Executive’s employment for Good Reason, then in consideration of Executive’s services rendered prior to such Termination;

(i)	the Employer shall pay to Executive a lump sum in cash on the 30th day after the Date of Termination equal to the aggregate of the following amounts:

A.	the sum of (1) Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any accrued vacation, sick and other leave pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the “Accrued Obligations”); and

B.	the amount equal to the product of (1) the number of days that would have remained in the Employment Period from and after the Date of Termination had the Termination not occurred (the “Remaining Employment Period”), and (2) Executive’s Base Salary divided by 365; and

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C.	the product of (1) the cash bonuses paid or payable to Executive for the last completed fiscal year, whether paid to Executive under Section 6 above or otherwise paid to Executive, and (2) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365 (“Prorated Bonus”); and

(ii)	if Executive is eligible for and timely and properly elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C. §§ 1161 et seq. (“COBRA”), the Employer shall reimburse the Executive monthly for the monthly COBRA premium paid by Executive for himself and his dependents for a period of 18 months after the Termination Date (the “COBRA Reimbursement”). If the terms of the applicable plan documents do not allow the Employer to continue to provide COBRA coverage to Executive and his dependents beyond the expiration of the statutorily-proscribed COBRA period, the Employer shall make monthly cash payments to Executive in an amount equal to the monthly COBRA premium for coverage for Executive and his dependents for the duration of the 18 month period; provided, however, that the Employer’s obligations under this subsection shall terminate on the date on which Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage; and

(iii)	for the Remaining Employment Period, the Employer shall pay to Executive monthly an amount equal to the premiums necessary to provide benefits (other than medical and dental benefits covered by the COBRA Reimbursement in Section 8(a)(ii)) to Executive and/or Executive’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Executive’s employment had not been Terminated; provided, however, that if Executive becomes employed with another employer and is eligible to receive substantially the same benefits under the welfare benefit plans of the successor employer as those Executive is receiving payment for under this item (iii), the Employer’s obligation to provide the payments under this item (iii) shall terminate on the date Executive enrolls in such benefits providing substantially similar coverage. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, to the extent permitted by the terms of the Welfare Benefit Plans, Executive shall be considered to have remained employed throughout the Remaining Employment Period and to have retired on the last day of such period; and

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(iv)	to the extent not theretofore paid or provided, the Employer shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided herein or which Executive is eligible to receive under any Welfare Benefit Plan.

(b)           Death. If Executive’s employment is Terminated by reason of Executive’s death during the Employment Period, this Agreement shall terminate without further obligations to Executive’s legal representatives under this Agreement, except that: (i) Accrued Obligations and the Prorated Bonus shall timely be paid as provided below; (ii) Other Benefits shall be timely paid or provided as described below; and, notwithstanding the terms of any applicable equity or deferred compensation plan or award agreement, (iii) all stock options that are “incentive stock options” (“ISOs”), as described in Section 422 of the Code, previously granted to Executive that vested at or prior to the Date of Termination shall remain exercisable in accordance with the terms of the applicable plan and award agreement; (iv) all nonqualified stock options (“NSOs”) shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination; (v) all options previously granted to Executive and scheduled to vest in the year of death shall immediately vest and be exercisable for the exercise period set forth in the applicable plan and award agreement; (vi) all restricted stock awards previously granted to Executive and scheduled to vest in the year of death shall immediately vest; and (vii) Executive’s rights to all benefits under all Benefit Plans that are “non-qualified” plans shall be 100% vested, regardless of Executive’s age or years of service, at the time of Executive’s death. The Accrued Obligations and the Prorated Bonus shall be paid to Executive’s estate or beneficiary, as applicable, in a lump sum in cash on the 30th day after the Date of Termination. With respect to the provision of Other Benefits, the term “Other Benefits” as utilized in this Section 8(b) shall mean, and Executive’s estate and/or beneficiaries shall be entitled to receive, all benefits under the Employer’s Welfare Benefit Plans relating to death benefits. Without limiting the foregoing, for one (1) year after Executive’s death, the Employer shall pay any premium required for any “qualified beneficiary” to continue his or her health care coverage in accordance with COBRA.

(c)           Disability. If Executive’s employment is Terminated by reason of Executive’s Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that: (i) Accrued Obligations and the Prorated Bonus shall be timely paid as provided below; (ii) Other Benefits shall be timely paid or provided as described below; and, notwithstanding the terms of any applicable equity or deferred compensation plan or award agreement, (iii) all options that are ISOs and that vested at or prior to the Date of Termination shall remain exercisable in accordance with the terms of the applicable plan and award agreement; (iv) all options previously granted and scheduled to vest in the year in which the Date of Termination occurs shall immediately vest and be exercisable (A) in the case of ISOs, for 12 months from the Date of Termination, and (B) in the case of NSOs, for the remaining portion of the exercise period set forth in the applicable plan and award agreement; (v) all other options that vested at or prior to the Date of Termination shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination; and (vi) all restricted stock awards previously granted to Executive and scheduled to vest in the year in which the Date of Termination occurs shall immediately vest. The Accrued Obligations and the Prorated Bonus shall be paid to Executive in a lump sum in cash on the 30th day after the Date of Termination. With respect to the provision of Other Benefits, the term “Other Benefits” as utilized in this Section 8(c) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, (1) all disability benefits under all Welfare Benefit Plans relating to disability, (2) the COBRA Reimbursement provided in Section 8(a)(ii), and (3) for the remainder of the Remaining Employment Period, the payments provided in Section 8(a)(iii) hereof.

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(d)           Cause; Voluntary Termination. If Executive’s employment shall be Terminated for Cause or Executive shall effect a Voluntary Termination, in either case during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that (i) the Accrued Obligations shall be paid in a lump sum in cash on the 30th day after the Date of Termination, and (ii) Other Benefits shall be paid or provided in a timely manner, in each case to the extent theretofore unpaid; provided, however, that, unless otherwise prohibited by applicable rules of such Welfare Benefit Plans, Executive’s right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to Executive’s rights, if any, under COBRA.

9.           Termination In Connection With a Change of Control.

(a)           Change of Control Termination. In the event that, at the time of or within one (1) year after a Change of Control, and during the Employment Period, Executive’s employment is Terminated Without Cause by the Employer or Executive Terminates Executive’s employment for Good Reason (each a “Change of Control Termination”), Executive shall be entitled to receive the payments and benefits specified in this Section 9. The date on which the Employer or Executive receives a Notice of Termination in accordance with Sections 7(f) and 17(i) of a Change of Control Termination shall be deemed the “Change of Control Termination Date”.

(b)           Definition of Change of Control. For purposes of this Agreement, “Change of Control” shall mean (i) a Change in Effective Control; (ii) a Change of Asset Ownership; or (iii) a Change of Ownership; in each case, as defined herein and as further defined and interpreted in Section 409A.

(i)	For purposes of this Section 9, “Change in Effective Control” shall mean the date either (A) one Person or a Group (each as defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires (or has acquired during the preceding 12 months) ownership of stock of Bancorp possessing 30% or more of the total voting power of Bancorp’s outstanding stock or (B) a majority of the members of the Bancorp Board is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of the Bancorp Board prior to such election.

(ii)	For purposes of this Section 9, “Change of Asset Ownership” shall mean the date one Person or a Group acquires (or has acquired during the preceding 12 months) assets (which shall include outstanding stock of the Bank) from Bancorp that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all Bancorp’s assets immediately prior to such acquisition.

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(iii)	For purposes of this Section 9, “Change of Ownership” shall mean the date one Person or a Group acquires ownership of stock of Bancorp that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the stock of Bancorp; provided that such Person or Group did not previously own 50% or more of the value or voting power of the outstanding stock of Bancorp.

(iv)	For purposes of determining whether Bancorp has undergone a Change of Control under this Section 9, the term Bancorp shall include any corporation that is a majority shareholder of Bancorp within the meaning of Section 409A (owning more than 50% of the total fair market value and total voting power of Bancorp).

Notwithstanding the foregoing, a Change of Control shall not include any transaction to which Executive consents in a writing specifically noting such consent is given pursuant to this Section 9(b).

(c)           Change of Control Payments and Benefits. Upon a Change Of Control Termination:

(i)	The Employer shall pay to Executive in a lump sum in cash on the 30th day after the date of the Change of Control Termination Date the aggregate of the following amounts:

(A)	the sum of the Accrued Obligations;

(B)	the greater of the amount that would have been paid to Executive pursuant to Section 8(a)(i)(B) had the Termination not been a Change of Control Termination or an amount equal to 2.99 times the total of Executive’s Base Salary; and

(C)	the Prorated Bonus; and

(D)	provided, however, that if during the Restricted Period, the Executive violates Section 12, no payments shall be due under paragraphs (B) and (C) and any such payment previously made shall be repaid by Executive;

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(ii)	if Executive is eligible for and timely and properly elects continuation coverage under COBRA, the Employer shall reimburse the Executive monthly for the monthly COBRA premium paid by Executive for himself and his dependents for a period of 18 months after the Change in Control Termination Date. If the terms of the applicable plan documents do not allow the Employer to continue to provide COBRA coverage to Executive and his dependents beyond the expiration of the statutorily-proscribed COBRA period, the Employer shall make monthly cash payments to Executive in an amount equal to the monthly COBRA premium for coverage for Executive and his dependents for the duration of the 18 month period; provided, however, that the Employer’s obligations under this item (ii) shall terminate on the date on which Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage; and

(iii)	For the number of days remaining in the Employment Period from and after the Change of Control Termination Date (the “Continuing Period”), the Employer shall pay to Executive monthly an amount equal to the premiums necessary to provide benefits (other than medical and dental benefits covered by the reimbursement provided in Section 9(c)(ii)) to Executive and/or Executive’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Executive’s employment had not been terminated; provided, however, that if Executive becomes employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as those Executive is receiving payments for under this item (iii), the Employer’s obligation to provide the payments shall terminate on the date Executive enrolls in such benefits providing substantially similar coverage. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, Executive shall be considered to have remained employed through the Continuing Period and to have retired on the last day of such period;

(iv)	Notwithstanding the terms of any applicable plan or agreement, all options previously granted to Executive that are unvested as of the Change of Control Termination Date shall be deemed vested, fully exercisable and non-forfeitable as of the Change of Control Termination Date (provided, however, that options granted less than six (6) months before the Change of Control Termination Date shall not be exercisable until the first day subsequent to the six (6) months following their dates of grant) and all previously granted options that are vested, but unexercised, on the Change of Control Termination Date shall remain exercisable, in each case for the period during which they would have been exercisable absent the Termination of Executive’s employment, except as otherwise specifically provided by the Code;

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(v)	Notwithstanding the terms of any applicable plan or agreement, all restricted stock awards previously granted to Executive shall immediately vest as of the Change of Control Termination Date; and

(vi)	Notwithstanding the terms of any applicable plan or agreement, Executive’s benefits under all Benefit Plans that are non-qualified plans shall be 100% vested, regardless of Executive’s age or years of service, as of the Change of Control Termination Date.

(vii)	Notwithstanding the foregoing provisions of this Section 9(c), Executive may agree with the Employer to waive and release any amount, distribution, acceleration of vesting or other right described in this Section 9, in whole or part, such that the aggregate of all payments, distributions and benefits received by Executive shall not constitute an “excess parachute payment” within the meaning of Section 280G of the Code subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if Executive does not make such agreement within 15 days following the Change of Control Termination Date, the Bancorp Board (or any successor entity) or its designee shall engage an independent accounting firm or independent tax counsel (“Tax Adviser”), at the Employer’s expense, to calculate and determine (i) the amount of payments, distributions and benefits payable or receivable by Executive pursuant to this Section 9 that constitute “parachute payments” for purposes of Section 280G of the Code, and (ii) whether any portion of such parachute payments would constitute an “excess parachute payment” subject to the excise tax imposed under Section 4999 of the Code (“Excess Payments”). The Tax Adviser may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999. The calculations and determinations of the Tax Adviser shall be conclusive and binding on the Employer and Executive for all purposes. Based on the calculations and determinations of the Tax Adviser, the Bancorp Board shall reduce the Excess Payments in a manner determined by the Bancorp Board in its discretion and that is consistent with the requirements of Section 409A of the Code until no amount payable to Executive pursuant to this Section 9 will be subject to the excise tax imposed under Section 4999. In connection with making determinations under this Section 9, the Tax Adviser shall take into account the value of any reasonable compensation for services to be rendered by the Executive before or after the Change of Control Termination Date, including without limitation, Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, and the Employer shall cooperate in good faith in connection with any such valuations and reasonable compensation positions. Without limiting the generality of the foregoing, for purposes of this provision, the Employer agrees to allocate as consideration for the covenants set forth in Section 12 the maximum amount of compensation and benefits payable under Section 9 hereof reasonably allocable thereto so as to avoid, to the extent possible, subjecting any payment to tax under Section 4999 of the Code.

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10.           Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any plan, program, policy, or practice provided by the Employer and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Employer. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Employer at or subsequent to a Date of Termination or Change of Control Termination Date shall be payable in accordance with such plan, policy, practice or program or such contract or agreement except as explicitly modified by this Agreement.

11.           Full Settlement. The Employer’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement; provided, however, that Executive’s right to receive any payment under Section 8(a)(ii) and (iii) and to receive benefits under Welfare Benefit Plans to the extent that Executive obtains other employment shall be limited as provided in Section 8(a)(ii) and (iii). The Employer agrees to recognize as an indebtedness to Executive and shall pay as incurred all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the “applicable federal rate” provided for in Section 7872(f)(2)(A) of the Code. The expenses eligible for payment under this Section 11 in any year shall not affect any expenses eligible for reimbursement or in-kind benefits in any other year. Executive’s rights under this Section 11 are not subject to liquidation or exchange for any other benefit.

12.           Covenants.

(a)           Covenant Not to Compete. During the Restricted Period, Executive shall not, within the geographic areas composed of the circles surrounding the Bank’s then existing banking offices, with each circle having the applicable banking office as its center point and a radius of 25 miles (the “Territory”), directly or indirectly, as a sole proprietor, owner, shareholder, officer, director, member, manager, partner, joint venturer, franchiser, franchisee agent, independent contractor or trustee, render services to, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which Bancorp or any of Bancorp’s subsidiaries or affiliates (the “Bank Group”) is engaged as of the date of this Agreement, which business activities include, but are not limited to, the provision of commercial and/or retail banking services and/or products (collectively, the “Business”); provided, however, that Executive’s ownership of less than five percent (5%) of the outstanding securities of any entity engaged in the Business that has a class of securities listed or quoted on a securities exchange market shall not be a violation of the foregoing. For purposes of this Agreement, “Restricted Period” shall mean the Employment Period, the Remaining Employment Period (as defined in Section 8(a)(i)(B) above), and, in the event of a Termination for Cause or a Voluntary Termination, the remainder of the Employment Period that would have existed had the Executive not been Terminated for Cause or had not effected a Voluntary Termination.

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(b)           Covenant Not to Solicit Customers. During the Restricted Period, within the Territory Executive shall not, directly or indirectly, individually or on behalf of any other person or entity (other than a member of the Bank Group), offer to provide commercial or retail banking services or products to any person, partnership, joint venture, corporation, limited liability company, association, business association or other entity who is or was (i) a customer of any member of the Bank Group during any part of the 12 month period immediately prior to the Date of Termination, or (ii) a potential customer to whom any member of the Bank Group offered to provide commercial or retail banking services or products during any part of the 12 month period immediately prior to the Date of Termination other than through general public advertising or marketing activities.

(c)           Covenant Not to Solicit Employees. During the Restricted Period, within the Territory Executive shall not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of any member of the Bank Group to leave the employment of such member to work with Executive or with any person, partnership, joint venture, corporation, limited liability company, business association or other entity with whom Executive is or becomes affiliated or associated.

(d)           Reasonableness of Scope and Duration. The parties hereto agree that the covenants and agreements contained in this Section 12 are reasonable in their time, territory and scope, and they intend that they be enforced, and no party shall raise any issue of the reasonableness of the time, territory or scope of any such covenants in any proceeding to enforce any such covenants.

(e)           Enforceability. Executive agrees that monetary damages would not be a sufficient remedy for any breach or threatened breach of the provisions of this Section 12, and that in addition to all other rights and remedies available to the Employer, the Employer shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. Any determination of whether Executive has violated such covenants shall be made by arbitration in Greensboro, North Carolina under the Rules of Commercial Arbitration (the “Rules”) of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.

(f)           Separate Covenants and Severability. The covenants and agreements contained in this Section 12 shall be construed as separate and independent covenants. Should any part or provision of any such covenant or agreement be held invalid, void or unenforceable in any court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable by a court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable as a result. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, it is the intent of the parties that the otherwise invalid or unreasonable term shall be reformed, or a new enforceable term provided, so as to most closely effectuate the provisions as is validly possible.

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(g)           Inapplicability. The provisions of Section 12(a) and (b) shall not be operative upon, or be in any way enforceable against, Executive at or after:

(i)	a Termination by Executive for Good Reason; or

(ii)	a Termination Without Cause of Executive’s employment by the Employer if Executive waives Executive’s right to continued benefits under Section 8(a) (other than the payment under Section 8(a)(i)(A)) and, in case payments have already been made under Section 8(a)(i)(B) or (C), reimburses the Employer for a portion thereof equal to: the amount of such payments multiplied by a fraction, the numerator of which is the number of days remaining in the Remaining Employment Period and the denominator of which is the total number of days in the Remaining Employment Period as of the Date of Termination.

13.           Assignment and Successors.

(a)           Executive. This Agreement is personal to Executive and without the prior written consent of the Employer shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

(b)           The Employer. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns. Bancorp and the Bank will each require any successor to it (whether direct or indirect, by stock or asset purchase, merger, consolidation or otherwise) to all or substantially all of its business or more than 50% of its assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place.

14.           Regulatory Intervention. Notwithstanding anything in this Agreement to the contrary, the obligations of the Employer under this Agreement are subject to the following terms and conditions:

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(a)           If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or (1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818 (e)(3) and (g)(1)), the Employer’s obligations hereunder, as applicable, shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, all of the Employer’s obligations which were suspended shall be reinstated.

(b)           If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1 818 (e)(4) and (g)(1)), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

(c)           If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S. C. § 1813 (X)(1)), all obligations of the Employer under this Agreement shall terminate as of the date of default, but any vested rights of Executive shall not be affected.

(d)           All obligations of the Employer under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank, if so ordered by the North Carolina Commissioner of Banks (the “Commissioner”) at the time the Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13 (c) of the Federal Deposit Insurance Act (12 U.S.C.§ 1823 (c)), or if so ordered by the Commissioner at the time the FDIC approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Commissioner to be in an unsafe or unsound condition. Any rights of Executive that shall have vested under this Agreement shall not be affected by such action.

(e)           With regard to the provisions of this Section 14(a) through (d):

(i)	The Employer agrees to use its best efforts to oppose any such notice of charges as to which there are reasonable defenses;

(ii)	In the event the notice of charges is dismissed or otherwise resolved in manner that will permit the Employer to resume its obligations to pay compensation hereunder, the Employer will promptly make such payment hereunder; and

(iii)	During any period of suspension under Section 14(a), the vested rights of Executive shall not be affected except to the extent precluded by such notice.

(f)           The Employer’s obligations to provide compensation or other benefits to Executive under this Agreement shall be terminated or limited to the extent required by the provisions of any final regulation or order of the FDIC promulgated under Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) limiting or prohibiting any “golden parachute payment” as defined therein, but only to the extent that the compensation or payments to be provided by the Employer under this Agreement are so prohibited or limited.

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15.           Certain Payments Delayed for a Specified Employee. If Executive is a “specified employee” as defined in Section 409A, then any payment(s) under this Agreement on account of a “separation from service” as defined in Section 409A shall be made and/or shall begin on the first day of the seventh (7th) month following the date of Executive’s Termination to the extent such payments are not exempt from Section 409A, and the six (6) month delay in payment is required by Section 409A.

16.           Trade Secrets and Confidential Information. Executive acknowledges that: (i) by virtue of Executive’s senior management and key leadership position with the Employer, Executive has had and will continue to have access to Trade Secrets (as defined below) and Confidential Information (as defined below); (ii) the Employer has business operations in multiple states and is engaged in the Business; and (iii) the provisions set forth in this Section 16 are reasonably necessary to protect the Employer’s legitimate business interests, do not interfere with public policy or public interest, and are described with sufficient accuracy and definiteness to enable Executive to understand the scope of the restrictions imposed upon Executive.

(a)           Trade Secrets and Confidential Information. Executive acknowledges that: (i) the Employer has and will disclose to Executive certain Trade Secrets and Confidential Information; (ii) such Trade Secrets and Confidential Information are the sole and exclusive property of the Employer (or a third party providing such information to the Employer) and the Employer or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right; and (iii) the disclosure of such Trade Secrets and Confidential Information to Executive does not confer upon Executive any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information.

(i)	Executive may use the Trade Secrets and Confidential Information only in accordance with applicable policies and procedures of the Employer and solely for the Employer’s benefit while Executive is employed or otherwise retained by Employer. Except as authorized in the performance of services for the Employer, Executive will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, or transfer any such Trade Secrets or Confidential Information or any portion thereof. Upon the Employer’s request, Executive shall return all Trade Secrets and Confidential Information and all related materials.

(ii)	If Executive is required to disclose any such Trade Secrets or Confidential Information pursuant to a court order or other government process or such disclosure is necessary to comply with applicable law or defend against claims, Executive shall: (i) notify the Employer promptly before any such disclosure is made; (ii) at the Employer’s request and expense take all reasonably necessary steps to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (iii) permit the Employer to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

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(iii)	Executive’s obligations with regard to Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.

(iv)	Executive’s obligations with regard to Confidential Information shall remain in effect while Executive is employed or otherwise retained by the Employer and for 10 years thereafter.

(v)	As used in this Agreement, “Trade Secrets” means information of the Employer or the Employer’s, suppliers, customers, or prospective customers, including, but not limited to, data, formulas, patterns, compilations, programs, devices, methods, techniques, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, which: (i) derives independent actual or potential commercial value, from not being generally known to or readily ascertainable through independent development by persons or entities who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(vi)	As used in this Agreement, “Confidential Information” means information other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, marketing campaigns, and information regarding employees; provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Executive.

(b)           Employer Property. Upon the termination of Executive’s employment, Executive shall: (i) deliver to the Employer all records, memoranda, data, documents and other property of any description which refer or relate in any way to Trade Secrets or Confidential Information, including all copies thereof, which are in Executive’s possession, custody or control; (ii) deliver to the Employer all property of the Employer (including, but not limited to, keys, credit cards, customer files, contracts, proposals, work in process, manuals, forms, computer-stored work in process and other computer data, research materials, other items of business information concerning any customer, or business or business methods of the Employer, including all copies thereof) which is in Executive’s possession, custody or control; (iii) bring all such records, files and other materials up to date before returning them; and (iv) fully cooperate with the Employer in winding up Executive’s work and transferring that work to other individuals designated by the Employer.

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(c)           Remedies. Executive acknowledges that Executive’s failure to abide by the Employer provisions of this Section 16 would cause irreparable harm to the Employer for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Employer may be entitled by virtue of Executive’s failure to abide by these provisions; the Employer may seek legal and equitable relief, including, but not limited to, preliminary and permanent injunctive relief, for Executive’s actual or threatened failure to abide by these provisions without the necessity of posting any bond, and Executive will indemnify the Employer for all expenses including attorneys’ fees in seeking to enforce these provisions.

(d)           Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Executive’s obligations or the Employer’s rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Executive has executed in the past, or may execute in the future or contemporaneously with this Agreement.

17.           Miscellaneous.

(a)           No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and, except as provided in Sections 8(a)(ii), no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

(b)           Waiver. Failure of either party to insist, in one or more instances, on performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(c)           Severability. If any provision or covenant, of any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

(d)           Other Agents. Nothing in this Agreement is to be interpreted as limiting the Employer from employing other personnel on such terms and conditions as may be satisfactory to it.

(e)           Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Employer and Executive, with respect to the subject matter hereof and supersedes and invalidates any previous employment and severance agreements or contracts with Executive. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein, shall be of any force or effect.

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(f)           Compliance with Section 409A. All payments that may be made and benefits that may be provided pursuant to this Agreement are intended to qualify for an exclusion from Section 409A and any related regulations or other pronouncements thereunder and, to the extent not excluded, to meet the requirements of Section 409A. None of the payments under this Agreement are intended to result in the inclusion in Executive’s federal gross income on account of a failure under Section 409A(a)(1). Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. Any payments made under Sections 8 and 9 of this Agreement which are paid on or before the last day of the applicable period for the short-term deferral exclusion under Treasury Regulation § 1.409A-1(b)(4) are intended to be excluded under such short-term deferral exclusion. Any remaining payments under Sections 8 and 9 are intended to qualify for the exclusion for separation pay plans under Treasury Regulation § 1.409A-1(b)(9). Each payment made under Sections 8 and 9 shall be treated as a “separate payment”, as defined in Treasury Regulation § 1.409A-2(b)(2), for purposes of Section 409A. Executive acknowledges that the Employer has not made any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including but not limited to Section 409A.

(g)           Recoupment of Excessive or Improper Compensation. Notwithstanding any other provision of this Agreement to the contrary, Executive agrees that any compensation or benefits provided to Executive under this Agreement that are subject to recovery or recoupment pursuant to (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203) and any rule or regulation promulgated thereunder, (ii) 12 C.F.R. Part 30 or any regulation promulgated thereunder by the Bank’s primary federal regulatory body, (iii) any other law or regulations, or (iv) any internal policy of Bancorp and/or the Bank adopted or ratified by the Bancorp Board and/or the Bank Board, as applicable, shall be recouped by the Employer as necessary to satisfy such law, regulation, rule or policy. Executive agrees to return or repay any such compensation or benefit, and authorizes the Employer to deduct such compensation or the cost of such benefit from any other payments due to Executive if Executive fails to make such return or repayment.

(h)           Governing Law. Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

(i)           Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven (7) days after mailing if mailed, first class, certified mail, postage prepaid:

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To the Employer:

NewBridge Bancorp

1501 Highwoods Boulevard, Suite 400

Greensboro, NC 27410

Attention: Chair of the Board

To Executive:

Pressley A. Ridgill

6129 Morgan Ashley Drive

Greensboro, NC 27410

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

(j)           Construction. All parties hereto have participated jointly and equally in the drafting of this Agreement and no rule of construction to the effect that ambiguities are to be resolved against the drafting party shall be applied in the interpretation or construction of this Agreement. Instead, all provisions herein shall be construed in accordance with the fair meaning of this Agreement as a whole.

(k)           Survival. This Agreement shall terminate upon the expiration of the Employment Term or the earlier Termination of Executive’s employment hereunder; provided, however, that the respective rights and obligations of the parties herein shall survive such expiration or Termination for any period necessary for the parties to discharge their respective obligations, and to receive their respective benefits, to the fullest, or to otherwise carry out the parties’ intentions under this Agreement.

(l)           Amendments and Modifications. This Agreement supersedes and replaces the Prior Agreement, and may be amended or modified only by a writing signed by all parties hereto, which makes specific reference to this Agreement; provided, however, that no amendment or modification to this Agreement shall be adopted unless it complies with Section 409A to the extent Section 409A applies to this Agreement and/or to the amendment or modification.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amended and Restated Employment and Change of Control Agreement effective as of the Effective Date.

NEWBRIDGE BANCORP

By:
Michael S. Albert, Chairman

NEWBRIDGE BANK

By:
Michael S. Albert, Chairman

EXECUTIVE:

Pressley A. Ridgill

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